PROSPECTUS

                         KURRANT FOOD ENTERPRISES, INC.
               400,000 shares of common stock (Minimum Offering)
               800,000 shares of common stock (Maximum Offering)
                                 $0.25 Per Share

This is the initial offering of common stock of Kurrant Food Enterprises, Inc.
No public market currently exists for these shares. Kurrant Food Enterprises,
Inc. is offering for sale a minimum of 400,000 shares, up to a maximum of
800,000 shares of its common stock on a "self-underwritten", best efforts basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a price of $0.25 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90)
day extension. There is no minimum number of shares required to be purchased by any offeree.

Kurrant Food Enterprises, Inc. is a new company with a limited operating history. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the "Risk Factors" section, beginning on page 2.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                             Public       Underwriting      Proceeds to
                             Offering     or Sales          Kurrant Food
                             Price        Commissions       Enterprises, Inc.
--------------------------------------------------------------------------------
Common Stock (1)
Total Offering -
  Minimum Offering (2)(3)    $0.25        $     0             $100,000
  Maximum Offering           $0.25        $     0             $200,000
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S.
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

------------------
(1)  As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2)  Pending sale of the $100,000 minimum, all proceeds will be held in escrow by the Escrow Agent for this offering. The Escrow Agent is Community Banks of Colorado. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional
     90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period. See "Use of Proceeds" and "Plan of Distribution".

(3)  The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $23,000. See "Use of
     Proceeds" and "Dilution".
------------------

                             Dated February 10, 2006

                                                                        Page No.
                                                                        --------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                         KURRANT FOOD ENTERPRISES, INC.
                               3029 S. Cherry Way
                             Denver, Colorado 80222

                              SUMMARY OF PROSPECTUS
                              ---------------------

General Information about Our Company
-------------------------------------

Kurrant Food Enterprises, Inc. was incorporated in the State of Colorado on May
3, 2005.

We develop, own, and operate a catering business in Colorado through our subsidiary corporation, Kurrant Cuisine Enterprises, Inc. We plan to expand our operations to other lines of business in the food industry, such as production of food products. However, we have no definitive plans to be involved in any other activities at the present time other than our catering business.

Through our catering business, we organize and cater a number of different events, from cocktail parties, to buffets of various kinds, to multi-course plated dinners.

Our headquarters are located at 3029 S. Cherry Way, Denver, Colorado 80222. Our phone number at our headquarters is (303) 300-5255. Our fiscal year end is
September 30.

The Offering
-------------
Following is a brief summary of this offering. Please see the Plan of
Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities                           Being Offered A minimum of 400,000 shares
                                     and up to a maximum of 800,000 shares of
                                     common stock, par value $.001.

Offering Price per Share             $0.25

Offering                             Period The shares are being offered for a
                                     period not to exceed 120 days, unless
                                     extended by our board of directors for an
                                     additional 90 days.

Gross Proceeds to Our Company        $100,000 (Minimum Offering)
                                     $200,000 (Maximum Offering)

Use                                  of Proceeds We intend to use the proceeds
                                     to pay for offering expenses and to develop
                                     our catering business operations.

Number of Shares
Outstanding Before
the Offering:                        11,868,333

Number of Shares
Outstanding
After the Offering:                  12,268,333 (minimum offering)
                                     12,668,333 (maximum offering)

Escrow Account                       Pending sale of the $100,000 minimum, all
                                     proceeds will be held in escrow by the
                                     Escrow Agent for this offering. The
                                     Escrow Agent is Community Banks of
                                     Colorado. Funds will be deposited in this
                                     escrow account no later than noon on the
                                     business day following receipt. In the
                                     event the minimum is not sold within the
                                     120-day offering period or any extension
                                     of an additional 90 days at our discretion,
                                     this offering will terminate and all funds
                                     will be returned promptly to subscribers by
                                     the Escrow Agent without any deductions or
                                     payment of interest. Subscribers will not
                                     be entitled to a return of funds from such
                                     escrow during the 120-day offering period
                                     or any extension period. See "Use of
                                     Proceeds" and "Plan of Distribution".

                                        3

                                  RISK FACTORS
                                  ------------

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
-----------------------------------

This is a company with limited operating history.
------------------------------------------------

We were incorporated in May, 2005 and have limited business operations, with our activities centered in Denver, Colorado. For the period from inception through
September 30, 2005, we had a loss of $30,597 on sales of $45,269.

An investment in our company is an inherently risky investment.
---------------------------------------------------------------

We have limited operating history upon which an evaluation of our future success or failure can be made.

Our sales depend upon the number of customers we can generate, but we
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cannot guarantee we will ever develop a substantial number of customers or
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thereby become a profitable company.
------------------------------------

Through December 31, 2005, we have had ninety-six events using our catering services, which generated approximately $112,000 in total revenues. While we are constantly marketing for additional customers, we cannot guarantee we will ever achieve any additional customers. Even if we obtain additional customers for our services, there is no guarantee that we will make a profit. We believe that we need approximately fifteen events per month who average $1,800 per catering to break even in our operations. Through December 31, 2005, we averaged approximately eleven events per month at approximately $1,250 per event. Our anticipated future operating costs per month is approximately $23,000 for the next twelve months. We were not profitable for the period from inception through
September 30, 2005, which was our first period of operation. If we do not consistently make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our operations,
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which could mean that we would have a smaller opportunity to be successful.
---------------------------------------------------------------------------

Because we are small and do not have much capital, we must limit our operations.
We must limit our operations to the Denver, Colorado metropolitan area as the only geographical area in which we operate. Because we may have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

We are currently controlled by Christopher Bell and Travis Thompson, our two
----------------------------------------------------------------------------
largest shareholders and will continue to be controlled by Messrs. Bell and
---------------------------------------------------------------------------
Thompson after this Offering.
-----------------------------

Of the shares which are issued and outstanding, Mr. Bell and Mr. Thompson each own a total of 5,100,000 shares, or approximately 86% together. After the closing of the offering, Messrs. Bell and Thompson together will own and control approximately 83% (minimum) or 81% (maximum) and will continue to control us. In addition, Mr. Bell has an option to acquire 5,000,000 shares from Mr. Thompson.
Messrs. Bell and Thompson control our company because they own a majority of our shares. The holders of a majority of our shares can take any and all actions under our Articles of Incorporation and Bylaws, including electing all of our directors. The control by Messrs Bell and Thompson mean that they may make decisions for us with which you may disagree or that you may feel is not in our best interests.

We do not have substantial assets, must have more assets to fully implement our
-------------------------------------------------------------------------------
proposed business plan and are totally dependent upon the proceeds of this
--------------------------------------------------------------------------------
offering to fully implement our proposed business plan.
-------------------------------------------------------

Our principal assets consist of our catering equipment, our concept, business plan and some primary development of our business ideas to date. The only cash we have available to date is the cash paid by our present shareholders for the acquisition of their shares and limited cash generated by our operations. We had a total of $30,885 in cash as of September 30, 2005. Any additional proceeds up

                                        4

to the maximum proceeds would allow us to expand our catering operations. In the event we do not raise the minimum amount of this offering, there can be no assurance that we can obtain the additional funding needed to fully implement our business plan or that unanticipated costs will not increase the allocation to the total expenses for the year following the completion of this offering.

We do not have any additional source of funding for our business plan and may
------------------------------------------------------------------------------
be unable to find any such funding if and when needed, although we expect to
-----------------------------------------------------------------------------
to need additional funding to operate our business.
--------------------------------------------------

Other than the shares offered by this prospectus no other source of capital has been identified or sought. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering, we
--------------------------------------------------------------------------------
will be faced with several options:
-----------------------------------

1.   Abandon our business plan, cease operations and go out of business;

2.   Continue to seek alternative and acceptable sources of capital;

3.   Bring in additional capital that may result in a change of control; or

4.   Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can be no assurances that the maximum capital raised in this offering will be sufficient to fund our business plans or that we will be profitable as a result and therefore, you could lose your investment.

Our failure to raise sufficient capital or find additional funding could have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We cannot predict when or if we will produce substantial sales which is
--------------------------------------------------------------------------
important because the ability to produce substantial sales is an important
-----------------------------------------------------------------------------
factor in our profitability.
----------------------------
Currently, we are conducting limited business activities from our catering operation in Denver, Colorado. To fully develop this operation, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to fully develop this operation and generate substantial sales is contingent on the success of this offering. There can be no assurance that we will generate substantial sales which will be sufficient to maintain our business. As a result, you may lose all of your investment. Failure to generate sufficient sale would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

Our business operations will be highly dependent upon our ability to attract and
--------------------------------------------------------------------------------
maintain employees with experience in the catering business to fully staff our
-------------------------------------------------------------------------------
operations.
------------
The ultimate success of our business operations will be highly dependent upon our ability to attract and maintain employees with experience in the catering business. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is extremely competitive and time-consuming. However, to date, we have hired only two employees. We cannot guarantee that we will be able to identify and/or hire additional qualified personnel as and when they are needed for our operations.

We are completely dependent upon Messrs. Bell and Thompson for our operations.
--------------------------------------------------------------------------
Messrs. Bell and Thompson currently perform substantially all of our operations.
The loss of the services of Messrs. Bell or Thompson or the inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations. No one in our company has a written employment agreement.

                                        5

The catering industry is highly competitive so that we may never achieve
------------------------------------------------------------------------
profitability.
--------------
The catering industry is highly competitive with respect to price and service.
There are numerous competitors, many well-established, including national, regional and local organizations possessing substantially greater financial, marketing, personnel and other resources than we do. We have chosen to focus on the high-end catering market, which requires an emphasis on fresh products and gourmet selections. In the Denver, Colorado market, we expect to compete principally with five competitors: Whirled Peas, Epicurean Catering, the Bistro
Boys, Tony's Meats, and Gourmet Alternative. There can be no assurance that we will be able to respond to various competitive factors affecting the catering industry. The catering industry is also generally affected by changes in client preferences, national, regional and local economic conditions and demographic trends. The performance of catering may also be affected by factors such as demographic considerations, and the type, number and location of competing operations. In addition, factors such as inflation, increased labor and employee benefit costs and a lack of availability of employees may also adversely affect our industry in general and our operations in particular. We cannot guarantee that we will be able to successfully compete.

RISKS ASSOCIATED WITH THIS OFFERING:
------------------------------------

Buying low-priced penny stocks is very risky and speculative.
-------------------------------------------------------------

The shares being offered are defined as a penny stock under the Securities and
Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.
In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the
Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are selling this offering without an underwriter and may be unable to sell
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any shares.
-----------

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

You will incur immediate and substantial dilution of the price you pay for your
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shares.
-------

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering.
Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.25 you pay for them. As of September 30, 2005, our net tangible book value (assuming that a total of 11,868,333 Common Shares were issued and outstanding) was $78,843 or approximately $0.007 per share. Assuming that $177,000 of maximum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.25 per share will be approximately $0.23 per share, and the gain by existing investors will be approximately $0.013 per share. Assuming that $77,000 of minimum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.25 per share will be approximately $0.237 per share, and the gain by existing investors will be approximately $0.006 per share.

Our common stock currently has no trading market and there is no guarantee a
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trading market will ever develop for our securities.
----------------------------------------------------

There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to contact an authorized market maker to apply for quotation in the
Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever

                                        6

developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. Also, one of the states in which we plan to sell, Texas, will impose suitability requirements on resales of our common stock within their states. As a result, it will be more difficult for investors in this state to resell their common stock within the state.

The over-the-counter market for stock such as ours has had extreme price and
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volume fluctuations.
--------------------

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

All of our common stock is restricted but could become eligible for resale under
------------------------------------------------------------------------------
Rule 144; this could cause the market price of our common stock to drop
-----------------------------------------------------------------------
significantly, even if our business is doing well.
--------------------------------------------------

Of our total outstanding shares following this offering, 11,868,333 or 97%
(minimum) or 94% (maximum) are restricted from immediate resale but may be sold into the market subject to volume and manner of sale limitations under Rule 144 beginning in May, 2006. This could cause the market price of our common stock to drop significantly, even if our business is doing well. After this offering, we will have outstanding 12,268,333 shares (minimum) or 12,668,333 (maximum) of common stock based on the number of shares outstanding at September 30, 2005.
This includes the common shares we are selling in this offering, which may be resold in the public market immediately.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

We do not expect to pay dividends on common stock.
--------------------------------------------------

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

                                 USE OF PROCEEDS
                                 ---------------

We have estimated the total proceeds from this offering to be $100,000, assuming a minimum subscription, or $200,000, assuming all shares are sold, which we cannot guarantee. These proceeds do not include offering costs, which we estimate to be $23,000. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

                                                   Minimum     Maximum
                                                   Offering    Offering
                                                   --------    --------
Total Proceeds                                    $100,000     $200,000
Less: Estimated Offering Expenses                   23,000       23,000
                                                  ---------    --------
Proceeds to Us:                                   $ 77,000      177,000
                                                  ---------    --------
Expand Operations(1)                              $ 77,000     $157,000
Working Capital(2)                                $ 20,000     $ 20,000

(1)  We plan to purchase additional equipment and products for our catering operations with these proceeds.

(2)  We plan to spend our working capital in the following areas: marketing and sales of the Company's services. The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

>>   Sales generated from present and anticipated operations,

>>   The development of marketing and sales resources,

>>   Administrative and legal expenses, and

>> Other requirements not now known or estimable.

                                        7

Future events which are now unforeseen may require a change in the allocation of the net proceeds. Any changes in proposed expenditures will be made at the discretion of our board of directors. Until we use the net proceeds for the above purposes, we intend to invest such funds in short-term interest-bearing investment grade obligations and deposit accounts.

If we raise an amount between the minimum and maximum, we will allocate the proceeds proportionately between our two uses of proceeds.

We believe that our available cash and existing sources of funding, together with the minimum proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for at least the next twelve months.
                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the shares has been determined arbitrarily by us. We considered no aspect of our capital structure, our cash requirements, or any other specific factor in determining the offering price or the number of shares to be offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
                  ---------------------------------------------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. As of
September 30, 2005, the net tangible book value of our shares was $ 78,843, or approximately $0.007 per share, based upon 11,868,333 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the minimum (maximum) Shares and receipt of the net proceeds of $100,000 ($200,000), less offering expenses of $23,000, the net tangible book value of the 12,268,333 shares to be outstanding, assuming a minimum subscription, will be $155,843, or approximately $0.013 per Share. If the maximum number of Shares are sold, of which there can be no guarantee, the net tangible book value of the 12,668,333 shares to be outstanding would be
$255,843, or approximately $0.020 per share. Accordingly, the net tangible book value of the Shares held by our existing stockholders will be increased by
$0.006 per share, assuming a minimum subscription, or $0.013 per share, assuming a maximum subscription, without any additional investment on their part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.25 per Share)
of $0.237 per share if we only sell the minimum number of shares in this offering. If we sell the maximum amount, they will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.25 per Share) of $0.230 per share.

After completion of the sale of the minimum number of shares in this offering, the new shareholders will own approximately 11.8% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $0.25 per Share. Upon completion of the sale of the maximum number of Shares in this offering, the new shareholders will own approximately 18.3% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000, or $0.25 per Share. The existing stockholders will own approximately 97% and 94% based on the minimum and maximum proceeds received of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $108,190, or
$0.009 per Share.

                                        8

The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to September30,
2005 or the date of this registration statement:

                                                        Minimum   Maximum
                                                        Offering  Offering
                                                        --------  --------
   Public Offering Price per Share                       $0.25      $0.25

   Net Tangible Book Value prior to this Offering        $0.007     $0.007

   Net Tangible Book Value After Offering                $0.013     $0.020

   Immediate Dilution per Share to New Investors         $0.237     $0.23

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                              Total
                 Price        Number of       Percent of          Consideration
                 Per Share    Shares Held     Ownership           Paid
                 ---------    -----------     ----------          -------------

Existing
Stockholders   $ 0.007        11,868,333       96.8%(minimum)       $  78,843
                                               93.7%(maximum)
Investors in
This Offering
(Minimum)        $0.25           400,000       3.26%                $ 100,000

Investors in
This Offering
(Maximum)        $0.25           800,000       6.31%                $ 200,000

                        INVESTOR SUITABILITY REQUIREMENTS
                        ---------------------------------

Geographical Requirements
-------------------------

This offering is limited to investors resident in Colorado and Texas.

Requirements for Investors in Texas
----------------------------------
Investors in Texas must have either: (i) a gross income of at least $65,000 in the prior year and a reasonable expectation of such income in the current year and a net worth of at least $65,000, excluding the investor's home, home furnishings and automobiles; or (ii) a net worth of at least $150,000, excluding the investor's home, home furnishings and automobiles.

        INVESTOR SUITABILITY STANDARDS REPRESENT MINIMUM REQUIREMENTS FOR
        INVESTORS AND THE SATISFACTION OF THESE STANDARDS DOES NOT NECESSARILY
        MEAN THE SHARES ARE A SUITABLE INVESTMENT FOR ANY INVESTOR.

Each prospective investor should consult with his, her or its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares. WE reserve the right to make OUR own DETERMINATION, in OUR sole discretion, as to whether any prospective investor meets the above suitability standards.

Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.

                                        9

                              PLAN OF DISTRIBUTION
                              --------------------

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any
Shares they sell. Messrs. Bell and Thompson will be the officers and directors who will be selling in this offering. None of these persons is a broker, dealer, or associated person with a broker-dealer. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.

The officers and directors will not purchase Shares in this offering.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We believe that Messrs. Bell and Thompson specifically meet the provisions of Rule 3a4-1(a)(1)-(3) and (4)(ii) because neither is subject to a statutory disqualification, as that term is defined under Section 3(a)39 of the Securities Exchange Act of 1934; neither will be compensated, directly or indirectly for his participation in the offering;
neither will not be, at the time of his participation, an associated person of a broker or dealer; and both will meet all of the elements of Rule
3a4-1(a)(4)(ii).

The Shares will be sold at the fixed price of $0.25 per Share until the completion of this offering. There is no minimum amount of subscription required.

This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the
"Expiration Date").

Because this is a minimum/maximum offering, all monies collected for subscriptions will be held in a separate escrow account at Community Banks of
Colorado until the minimum number of shares are sold and $100,000 has been received. At that time, the funds will be released to us for use in the implementation of our business plans. (See "Use of Proceeds".) The offering will then continue until the maximum offering is sold and the total of $200,000 is received, or the offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

                                LEGAL PROCEEDINGS
                                -----------------

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

Each of our directors is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees. Each person listed below is also a director.

The name, address, age and position of our officers and directors is set forth below:

     Name and Address                 Age        Position(s)
     -----------------                ---        -----------

     Christopher Bell                  29        President, Chief Executive
     3029 S. Cherry Way                          Officer, Treasurer, and
     Denver, Colorado  80222                     Chief Financial Officer

     Travis Thompson                   28        Secretary
     3029 S. Cherry Way
     Denver, Colorado  80222

                                       10

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors
-------------------------------------------------------

Christopher Bell has been the President, Chief Executive Officer, Treasurer,
Chief Financial Officer and a Director of our company since inception in May,
2005. In college, he worked for two years at Strater Hotel in Durango, Colorado, from 1997 to 1999. From 1999 to 2001, he was a Sous Chef at E.O.'s Chop House in
Durango, CO. (a 4 star rated restaurant). From 2002 to 2005, he worked for
Footers Catering, a catering company in Denver, Colorado as the Executive Chef until co-founding our company. Mr. Bell received a B.A. in Business
Administration and Tourism and Resort Management at Fort Lewis College in
Durango, CO. He will devote a minimum of forty hours per week to our operations.

Travis Thompson has been the Secretary and Director of our company from inception in May, 2005. He began his culinary career working at the Timberline
Lodge at the top of Mount Hood outside of Portland, Oregon as a garde manger cook from 1997 to 1998. He worked in various positions in the culinary industry at several resort towns including Lake Tahoe, California and Crested Butte,
Colorado from 1998 to 2001. Mr. Thompson moved to San Diego, California where he helped open and manage a beach side bistro from 2002 to 2003. From 2003 to 2005, he was a banquet chef at the Lodge at Torrey Pines in La Jolla, California until co-founding our company. Mr. Thompson received an A.A. degree in culinary arts at the Colorado Institute of Art in Denver, Colorado.

                             EXECUTIVE COMPENSATION
                             ----------------------

Both of our officers and directors are compensated for the work they perform on our behalf. Each receive a fixed salary of $2,500 per month as total compensation. The following table presents compensation through December 31,
2005.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                  Annual Compensation     Long-Term Comp.
                                                Other     Awards    Payouts
Name and                                        Annual
Position                Year   Salary    Bonus  Comp.
--------------------------------------------------------------------------------

Christopher Bell(1)     2005   $7,050    -0-     -0-       -0-       -0-
President
--------------------------------------------------------------------------------
(1)  Mr. Bell has personal use of the Company truck, which is also used for deliveries.

In addition, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our management, but currently, no such plans have been approved. For our officers and directors, we pay for vacation and holidays but do not provide major medical coverage. In addition, none of our officers, directors or employees is a party to any employment agreements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                       11

                                                              Percentage
                                                             of Ownership
Name and Address              No. of       No. of      -------------------------
Beneficial                    Shares       Shares                    After
Owner(1)                      Before       After       Before        Offering
                              Offering     Offering    Offering    -------------
                                                                    Min.   Max.
-----------------------       --------     ---------   --------    ------  -----
Christopher Bell(2)            5,100,000   5,100,000      43%      41.5%   40.5%
3029 S. Cherry Way
Denver, Colorado  80222

Travis Thompson(2)             5,100,000   5,100,000      43%      41.5%   40.5%
3029 S. Cherry Way
Denver, Colorado  80222

Sanders Huttner Partnership(3)   900,000     900,000       8%       7%      7%
651 Bering Drive
Suite 2002
Houston, Texas 77057

------------------------
All Officers and              10,200,000  10,200,000      86%      83%     81%
Directors as a Group
(two persons)

------------------------
(1)  All shares of owned of record.

(2)  Mr. Bell has an option to purchase 5,000,000 shares of Mr. Thompson's common stock for a period beginning May 4, 2005 and ending May 4, 2008.
     This option may be exercised only in the event that all or a substantial portion of our stock or assets are purchased and/or otherwise transferred pursuant to a reorganization, merger or acquisition or similar transaction, and/or in the event of the purchase of fifty percent or more of the combined voting power of our then outstanding voting securities.

(3)  The partnership is controlled by Mr. Frederick A. Huttner and 50% owned by
     Mr. Huttner. Mr. Huttner has a consulting services contract to provide general business strategic consulting and management advisory services to us, for which he is paid $750 per month. The contract is for eighteen months from October 1, 2005. Mr. Huttner is the step-father of Mr. Bell.
     Mr. Bell disclaims beneficial ownership of the Partnership's shares.
     ------------------------

Future Sales by Existing Stockholders
-------------------------------------
A total of 11,868,333 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the
Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Our authorized capital stock consists of 50,000,000 shares of common stock,
$0.001 par value per share and 1,000,000 shares of Preferred Stock, $0.01 par value per share to have such preferences as our board of directors may determine from time to time. At September 30, 2005 a total of 11,868,333 common shares and no shares of Preferred Stock were issued and outstanding.

Common Stock
------------
The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for

                                       12

approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock
---------------
Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options
-------
We have not issued any options or other derivative securities.

Shares Eligible for Future Sale
-------------------------------
When we complete the maximum offering, we will have 12,668,333 outstanding shares of common stock. The 800,000 shares of our common stock sold in this offering will be freely transferable unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be restricted, which means they were originally issued in offerings that were not registered on a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

A total of 5,100,000 shares of our common stock are subject to an option agreement dated May 4, 2005. Mr. Bell has an option to purchase 5,000,000 shares of Mr. Thompson's common stock for a period beginning May 4, 2005 and ending May
4, 2008. This option may be exercised only in the event that all or a substantial portion of our stock or assets are purchased and/or otherwise transferred pursuant to a reorganization, merger or acquisition or similar transaction, and/or in the event of the purchase of fifty percent or more of the combined voting power of our then outstanding voting securities.

Rule 144
--------
In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

         1% of the number of shares of our common stock then outstanding, which will equal approximately 120,000 shares immediately after the maximum offering; or

         the average weekly trading volume of our common stock on The Nasdaq
         Stock Market's National Market during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us. As of May, 2006, all of the 11,868,333 restricted shares of our common stock will become eligible for sale pursuant to Rule 144, if these volume and manner of sale limitations are complied with. Until May, 2007, none of the restricted shares of our common stock will become eligible for sale pursuant to Rule
144(k). At that time, a total of up to 1,100,000 shares of our common stock could become subject to sale under Rule 144(k). We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule
144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

                                 INDEMNIFICATION
                                 ---------------

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all

                                       13

expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to provide indemnification to the fullest extent permitted by the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the
Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           DESCRIPTION OF OUR BUSINESS
                           ---------------------------

General Information
-------------------
Kurrant Food Enterprises, Inc. was incorporated in the State of Colorado on May
3, 2005. We develop, own, and operate a catering business in Colorado through our subsidiary corporation, Kurrant Cuisine Enterprises, Inc. We plan to expand our operations to other lines of business in the food industry, such as production of food products. However, we have no definitive plans to be involved in any other activities at the present time other than our catering business.

Through our catering business, we organize and cater a number of different events, from cocktail parties, to buffets of various kinds, to multi-course plated dinners.

Our headquarters are located at 3029 S. Cherry Way, Denver, Colorado 80222. Our phone number at our headquarters is (303) 300-5255. Our fiscal year end is
September 30th.

Overview of our Operations
--------------------------
We have chosen to focus on the high-end catering market, which requires an emphasis on fresh products and gourmet selections. We plan to develop our operations to appeal to two different customer segments. The first segment is social catering, which is composed of individuals who contract for private events, such as cocktail parties and buffet dinners. The other segment is business catering, which is composed of companies which use catering services primarily for breakfasts, lunches and meetings.

We use the term social catering to describe catering for individuals hosting a special event such as a cocktail party, holiday dinner, or private buffet. These events are generally held in private homes. Such customers generally seek caterers who offer high-end food products as well as service for hors d'oeuvers and related activities. Customers generally contract for evening or weekend events involving dinner or cocktail parties.

We use the term business catering to describe customers seeking food service for meetings and breakfast and lunch delivery, primarily in a business setting.
These customers generally seek convenience and reliability. However, they are generally also attracted to gourmet quality food products which cannot be found in conventional take-out restaurants.

Our sales are generated for individual events. The more events we hold, the more sales we generate. Through December 31, 2005, we held forty-three social catering events. Our typical sale per event for a social catering was $1,300.
Through December 31, 2005, we held fifty-three business catering events. Our typical sale per event for a business catering was $1,000. Our plan is to attempt to generate as many events as possible with our current resources. We have four full-time employees, including our two officers and directors. We do not plan to hire additional employees at this time, but we typically hire part-time help as needed on an individual event basis.

                                       14

We believe that the catering industry is thriving industry and has been steadily growing for the past thirty years. The catering industry is a subset of the restaurant industry and has been termed the accommodation and food services sector. The catering industry comprises establishments primarily engaged in providing single event-based food services. The catering industry is experiencing strong growth according to the trade journal Specialty Food News, which states that off-premise catering is the second biggest growth sector, second only to home meal replacement.

According to the National Catering industry, the number of catering companies is currently approximately 46,000 nationally.

We plan to target social catering customers in select, upscale metropolitan
Denver areas such as Cherry Hills Village, Cherry Creek, Castle Rock, Greenwood
Village, and Washington Park. These areas have been chosen based on their proximity to us and the area's relative affluence Upper income households are most likely to host catering events. Furthermore, these areas typically contain homes which are spacious and suitable for entertaining.

We also believe that we must provide a high level of service for our customers.
We believe that it is our responsibility to make certain that our products and services are satisfying for our catering customers.

Operations, Management and Employees
------------------------------------
We believe that initially operating from one location will be central to our overall success. Our plan is to concentrate our operations in the Denver
Metropolitan area. With the proceeds of the minimum offering, we plan to operate our catering business. With the maximum proceeds, we can expand the number of events. We have no plans to operate in additional locations.

We have four full-time employees, including our two officers and directors. As we expand, we intend to hire additional employees. However, we have no present plans to do so. We typically hire part-time help as needed from time-to-time for specific events.

While our Messrs. Bell and Thompson have had extensive catering experience, we must eventually recruit additional personnel. We will strive to maintain quality and consistency through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, customer service, and maintenance of our facilities. We believe that we will be able to attract high quality, experienced personnel by paying competitive wages and salaries.

Marketing and Promotion
-----------------------
We plan to market through direct contact with prospective customers. We have no sales representative who solicits potential clients. However, Messrs. Bell and
Thompson plan to use their contacts to generate the initial customers and will attempt to develop repeat business from catering events.

Patents and Trademarks
----------------------
We do not currently have any patent or trademark protection. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Competition
-----------
The catering industry, in general, is intensely competitive. It is a fragmented industry, with no one company, or groups of companies in control. The relationships are typically local and based upon providing quality service and products. Generally, we compete with a number of local caterers, all of whom are larger and better-financed than we are. We must rely upon our contacts, referrals from customers, and repeat business to be successful.

In general, we expect our primary competition to be from established local caterers. In the Denver, Colorado market, we expect to compete principally with five competitors: Whirled Peas, Epicurean Catering, the Bistro Boys, Tony's
Meats, and Gourmet Alternative. We believe that our products are more attractive

                                       15

to ourcustomers than our competitors because we provide what we consider to be superior quality and fresher cuisine. We also believe that we offer our customers flexibility and cost savings because our overhead is lower than many of our competitors. However, we cannot guarantee that we will be able to successfully compete.

Government and Industry Regulation
----------------------------------
We are subject to regulation as to our food service by health authorities. We do not believe this regulation is material. Otherwise, we are not subject to any material government or industry regulation.

Employees and Employment Agreements
-----------------------------------
We have four full-time employees, including our two officers and directors. In addition, they serve as our officers and directors. We reimburse them for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve additional payment of salaries for our management, but currently, no such plans have been approved. We do not currently pay for vacation, holidays or provide major medical coverage. None of our officers or directors is a party to any employment agreement. However, we may adopt such plans in the future.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
              ====================================================

The following table provides selected financial data about us on a consolidated basis from inception through September 30, 2005. We were incorporated on May 3,
2005. For detailed financial information, see the audited Financial Statements included in this prospectus.

                 Balance Sheet Data:       9/30/05
                 ------------------        --------

                 Cash                       $30,885
                 Total assets               $83,592
                 Total liabilities          $ 4,749
                 Shareholders' equity       $78,843

Results of Operations
---------------------

We have a limited operating history and have had a loss for the fiscal ended
September 30, 2005. However, our losses may continue into the future. For the period from inception through September 30, 2005, total sales were $45,269.

Costs of goods include all direct costs incurred in providing services. Direct costs consist of food, beverages, and catering supplies. Our standard contract requires payment in thirty days from the date of services. We customarily receive an initial fifty percent deposit when we are hired. The average amount of time on our receivables has been approximately fifteen to thirty days. We have had no collection problems to date.

The difference between total sales and costs of goods is gross profit. Our costs of goods for the period from inception through September 30, 2005 was $34,206.

Operating expenses, which includes depreciation and general and administrative expenses for the period from inception through September 30, 2005 was $41,660.
The major components of operating expenses include professional fees, salaries and associated payroll costs, rent and telephone expenses.

As a result, we had a net loss of $30,597 for the period from inception through
September 30, 2005.

We believe that overhead cost in current operations should remain fairly constant as sales improve. Each additional sale and correspondingly the gross profit of such sale have minimal offsetting overhead cost. Thus, additional sales could become profit at a higher return on sales rate as a result of not needing to expand overhead at the same pace.

                                       16

Liquidity and Capital Resources
-------------------------------

As of September 30, 2005, we had cash or cash equivalents of $30,885.

Net cash used in operating activities was $41,365 for the period from inception through September 30, 2005. We anticipate that overhead costs in current operations will remain fairly constant as sales improve.

Cash flows used by investing activities were $19,525 for the period from inception through September 30, 2005

Cash flows provided by financing activities accounted for $91,775 for the period from inception through September 30, 2005. These cash flows were all related to sales of stock.

Over the next twelve months our capital costs will be approximately $10,000 to
$12,000 primarily to expand our current operations. We plan to buy additional equipment to be used in our operations.

The offering will provide sufficient capital in the short term for our current level of operations, which includes becoming profitable. Additional resources will be needed to expand into additional locations.

Otherwise, we do not anticipate needing to raise additional capital resources in the next twelve months.

Until the offering is complete and the current operations become cash flow positive, our officers and directors will fund the operations to continue the business. At this time we have no other resources on which to get cash if needed without their assistance.

Our principle source of liquidity is our operations. Our variation in sales is based upon the level of our catering event activity and will account for the difference between a profit and a loss. Also business activity is closely tied to the economy of Denver and the U.S. economy. A slow down in entertaining activity will have a negative impact to our business. In any case, we try to operate with minimal overhead. Our primary activity will be to seek to expand the number of catering events and, consequently, our sales. If we succeed in expanding our customer base and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our Company in any manner which will be successful.

Plan of Operation
------------------

We are currently in operation and have been since our inception. We will attempt to operate for this fiscal year at a profit or at break even.

Currently, we are conducting business in only one location in the Denver
Metropolitan area. We have no plans to expand into other locations or areas. The timing of the completion of the milestones needed to become profitable are not directly dependent on the success of this Offering. We believe that we can achieve profitability as we are presently organized with sufficient catering business.

In the event only minimum offering proceeds are received, we would be limited in our operations to our current location. However, we would still be in operation.
We could only expand operations beyond our current location with a significant influx of capital beyond the maximum proceeds to be raised, of which there is no assurance. Alternatively, we could expand our operations to additional locations as and when funds become available, either through sales or through bank loans or secondary financing.

Other than the shares offered by this prospectus no other source of capital has been identified or sought.

If we are not successful in our operations we will be faced with several options:

1. Cease operations and go out of business;

2. Continue to seek alternative and acceptable sources of capital;

3. Bring in additional capital that may result in a change of control; or

4. Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

                                       17

Currently, we have sufficient capital to implement our proposed business operations or to sustain them for the next twelve months. If we can become profitable, we could operate at our present level indefinitely.

If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Proposed Milestones to Implement Business Operations
----------------------------------------------------

At the present time, we are operating from one location in the Denver
Metropolitan area. Our plan is to first make this operation profitable. We estimate that we must generate at least $27,000 in sales per month to be profitable.

We believe that we can be profitable or at break even within nine months after the closing of the Offering, assuming sufficient sales.

If the net proceeds received from this Offering are not enough to accomplish the above, we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders. We do not anticipate the need to raise additional capital resources in the next twelve months unless we are more successful than we have anticipated, and we determine to expand further go into other cities in this period. In such a case, we expect the source of such funding to be generated internally or and through another offering.

No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed.
We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

We also are planning to rely on the possibility of referrals from customers and will strive to satisfy our customers. We believe that referrals will be an effective form of advertising because of the quality of service that we bring to customers. We believe that satisfied customers will bring more and repeat customers.

In the next 12 months, we do not intend to spend any substantial funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements
------------------------------------------

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality
-----------

We do not expect our sales to be impacted by seasonal demands for our services.

                             DESCRIPTION OF PROPERTY
                             -----------------------

We currently own a van and a delivery truck, as well as office equipment. We have entered into a lease agreement with an unaffiliated third party for kitchen space, which is located at 3003 Arapahoe Street, Denver, Colorado 80204. This
was a written lease which ended on December 13, 2005 but has orally been extended on a month-to-month basis under the same terms and conditions. We pay a fixed cost of $570 per month, plus possible additional rent of $16 per hour, based upon the usage. We lease space for our office from our President, Mr.
Bell, for which we pay no rent. We accrue $250 per month for this donated space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

We lease space for our office from our President, Mr. Bell, for which we pay no rent.  We accrue $250 per month for this donated space

                                       18

Mr. Bell has an option to purchase 5,000,000 shares of Mr. Thompson's common stock for a period beginning May 4, 2005 and ending May 4, 2008. This option may be exercised only in the event that all or a substantial portion of our stock or assets are purchased and/or otherwise transferred pursuant to a reorganization, merger or acquisition or similar transaction, and/or in the event of the purchase of fifty percent or more of the combined voting power of our then outstanding voting securities.

Mr. Frederick A. Huttner, who owns and controls Sanders Huttner Partnership and owns 50% of the partnership, has a consulting services contract to provide general business strategic consulting and management advisory services to us, for which he is paid $750 per month. The contract is for eighteen months from
October 1, 2005. Mr. Huttner is the step-father of Mr. Bell.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact an authorized market maker to apply to have our common stock listed for quotation on the Over-the-Counter
Bulletin Board. As of September 30, 2005, we had fifteen holders of our common stock.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the
Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and
Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -    contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     -    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the
          Securities Act of 1934, as amended;

     -    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     -    contains a toll-free telephone number for inquiries on disciplinary actions;

     -    defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     -    contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange
          Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -  the bid and offer quotations for the penny stock;
     -  the compensation of the broker-dealer and its salesperson in the transaction;
     -  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     -  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

                                       19

Reports
-------
Once our registration statement under Form SB-2 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Corporate Stock Transfer of
Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430,
Denver, Colorado 80209. Their phone number is (303)282-4800.

                      SUBSCRIPTION AGREEMENT AND PROCEDURES
                      -------------------------------------

We will accept no subscriptions or indications of interest until our registration statement is effective. At that point, all subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

In order to subscribe for shares, a prospective investor must deliver the following documents to the placement agent:

     1.   a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

     2.   a complete and executed investor suitability questionnaire, in the form provided by us; and

     3.   The full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to
          Kurrant Food Enterprises, Inc.-Community Banks of Colorado Escrow
          Account.

                            EXPERTS AND LEGAL COUNSEL
                            -------------------------

Our financial statements from inception through September 30, 2005 included in this prospectus have been audited by independent certified public accountants.
We include those financial statements in reliance on the report of the firm of
Ronald R. Chadwick, P.C., of Aurora, Colorado, given upon their authority as experts in accounting and auditing.

The law firm of David Wagner and Associates, P.C. of Greenwood Village, Colorado
has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. This firm owns
150,000 shares of our common stock.

                              AVAILABLE INFORMATION
                             ----------------------

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the
Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.15(d) of the
Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at
100 F. Street N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C.
office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at
http://www.sec.gov.

                                       20

                         KURRANT FOOD ENTERPRISES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2005

                         Kurrant Food Enterprises, Inc.
                        Consolidated Financial Statements

                                                                        Page
                                                                        ----

     REPORT OF INDEPENDENT REGISTERED
         PUBLIC ACCOUNTING FIRM ......................................   F-1

     CONSOLIDATED FINANCIAL STATEMENTS

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Kurrant Food Enterprises, Inc.
Denver, Colorado

I have audited the accompanying consolidated balance sheet of Kurrant Food
Enterprises, Inc. as of September 30, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from May 3, 2005 (inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kurrant
Food Enterprises, Inc. as of September 30, 2005, and the consolidated results of its operations and its cash flows for the period from May 3, 2005 (inception)
through September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

November 4, 2005

/s/ Ronald R. Chadwick, P.C.
----------------------------
RONALD R. CHADWICK, P.C.

                                       F-1

                         KURRANT FOOD ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                  Sept. 30, 2005
                                                                  ------------
                     ASSETS

      Current assets
            Cash                                                  $     30,885
            Accrued receivables                                         17,230
                                                                  ------------
                   Total current assets                                 48,115
                                                                  ------------

            Deferred offering costs                                     10,000
            Fixed assets                                                25,750
                Accumulated depreciation                                (2,017)
            Other assets                                                 1,744
                                                                  ------------
                                                                        35,477
                                                                  ------------

      Total Assets                                                $     83,592
                                                                  ============

                         LIABILITIES and
                              STOCKHOLDERS' EQUITY

      Current liabilities
            Accrued payables                                      $      2,050
            Related party payables                                       2,699
                                                                  ------------
                Total current liabilities                                4,749
                                                                  ------------

      Total Liabilities                                                  4,749
                                                                  ------------

      Stockholders' Equity
            Preferred stock, $.10 par value;
                1,000,000 shares authorized;
                no shares issued and outstanding
            Common stock, $.001 par value;
                50,000,000 shares authorized;
                11,868,333 shares issued and outstanding                11,868
            Additional paid in capital                                  97,572
            Accumulated deficit                                        (30,597)
                                                                  ------------

      Total Stockholders' Equity                                        78,843
                                                                  ------------

      Total Liabilities and Stockholders' Equity                  $     83,592
                                                                  ============

                The    accompanying notes are an integral part of the
                       consolidated financial statements.

                                       F-2

                         KURRANT FOOD ENTERPRISES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                      Period From
                                                      May 3, 2005
                                                      (Inception)
                                                        Through
                                                    Sept. 30, 2005
                                                     ------------

Sales                                                $     45,269
Cost of goods sold                                         34,206
                                                     ------------

Gross profit                                               11,063
                                                     ------------

Operating expenses:
     Depreciation                                           1,802
     General and administrative                            39,858
                                                     ------------
                                                           41,660
                                                     ------------

Gain (loss) from operations                               (30,597)
                                                     ------------

Other income (expense):                                      --
                                                     ------------

Income (loss) before
     provision for income taxes                           (30,597)

Provision for income tax                                     --
                                                     ------------

Net income (loss)                                    $    (30,597)
                                                     ============

Net income (loss) per share
(Basic and fully diluted)                            $      (0.00)
                                                     ============

Weighted average number of
common shares outstanding                              10,892,778
                                                     ============

               The     accompanying notes are an integral part of the
                       consolidated financial statements.

                                       F-3

                         KURRANT FOOD ENTERPRISES, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                           Common Stock                                     Stock-
                                                   Par $.001     Paid In     Accumulated    holders'
                                       Shares        Amount      Capital       Deficit      Equity
                                      ----------   ----------   ----------   ----------    ----------

Balances at May 3, 2005 (Inception)         --     $     --     $     --     $     --      $     --

Compensatory stock issuances          10,405,000       10,405         --           --          10,405

Sales of common stock                  1,463,333        1,463       86,337         --          87,800

Contributed capital                         --           --         11,235        --           11,235

Gain (loss) for the period                  --           --           --        (30,597)      (30,597)
                                      ----------   ----------   ----------   ----------    ----------

Balances at September 30, 2005        11,868,333   $   11,868   $   97,572   $  (30,597)   $   78,843
                                      ==========   ==========   ==========   ==========    ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       F-4

                         KURRANT FOOD ENTERPRISES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                     Period From
                                                                     May 3, 2005
                                                                     (Inception)
                                                                         Through
                                                                  Sept. 30, 2005
                                                                --------------
           Cash Flows From Operating Activities:
                Net income (loss)                                   $ (30,597)

                Adjustments to reconcile net loss to net
                cash provided by (used for) operating
                activities:
                     Depreciation                                       1,802
                     Accrued receivables                              (17,230)
                     Deferred offering costs                          (10,000)
                     Other assets                                      (1,744)
                     Accrued payables                                   2,050
                     Related party payables                             2,699
                     Donated Office Space                               1,250
                     Compensatory stock issuances                      10,405
                                                                --------------
                          Net cash provided by (used for)
                          operating activities                        (41,365)
                                                                --------------

           Cash Flows From Investing Activities:
                    Fixed assets                                      (19,525)
                                                                --------------
                          Net cash provided by (used for)
                          investing activities                        (19,525)
                                                                --------------

                          (Continued On Following Page)

               The     accompanying notes are an integral part of the
                       consolidated financial statements.

                                       F-5

                         KURRANT FOOD ENTERPRISES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (Continued From Previous Page)

                                                              Period From
                                                              May 3, 2005
                                                              (Inception)
                                                                Through
                                                             Sept. 30, 2005
                                                              -----------

Cash Flows From Financing Activities:
         Sales of common stock                                     87,800
         Paid in capital                                            3,975
                                                              -----------
               Net cash provided by (used for)
               financing activities                                91,775
                                                              -----------

Net Increase (Decrease) In Cash                                    30,885

Cash At The Beginning Of The Period
                                                              -----------

Cash At The End Of The Period                                 $    30,885
                                                              ===========

Schedule Of Non-Cash Investing And Financing Activities

Company principals contributed $6,010 of fixed assets to the Company at inception.

Supplemental Disclosure

Cash paid for interest                                        $      --
Cash paid for income taxes                                    $      --

               The     accompanying notes are an integral part of the
                       consolidated financial statements.

                                       F-6

                         KURRANT FOOD ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Kurrant Food Enterprises, Inc. (the "Company"), was incorporated in the State of
Colorado on May 3, 2005. The Company was formed to act as a holding corporation for its wholly owned subsidiary Kurrant Cuisine Enterprises, Inc., a Colorado corporation actively engaged in the food catering business. The Company may also engage in any other business permitted by law, as designated by the Board of
Directors of the Company. Kurrant Cuisine Enterprises, Inc. was incorporated in the State of Colorado on May 5, 2005.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of
Kurrant Food Enterprises, Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At September 30, 2005 the Company had no balance in its allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated methods over each item's estimated useful life, which is five years for vehicles, computers and other items.

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the event price to the client is fixed or determinable, and collectibility is reasonably assured. Standard contract policy calls for partial payment up front with balance due upon receipt of final billing.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                       F-7

                         KURRANT FOOD ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                  (Continued):

Income tax

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109 ("SFAS 109"). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents and accrued payables, as reported in the accompanying balance sheet, approximates fair value.

Recent Accounting Pronouncements

In August 2005, the Financial Accounting Standards Board ("FASB") issued
Statement of Financial Accounting Standard ("SFAS") No. 154, "Accounting Changes
and Error Corrections." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle, requiring in general retrospective application to prior periods' financial statements of changes in accounting principle. The Company has adopted the provisions of SFAS No. 154 which are effective for accounting changes and corrections of errors beginning after December 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets
(An Amendment of APB No. 29)". SFAS 153 amends Opinion 29 to eliminate the fair value accounting exception for nonmonetary exchanges of similar productive assets, and replaces that exception with a general exception for nonmonetary assets that do not have

                                       F-8

                         KURRANT FOOD ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                  (Continued):

commercial substance. The Company has adopted the provisions of SFAS No. 153 which are effective in general for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate
Time-Sharing Transactions (An Amendment of FASB Statements No. 66 and 67)". SFAS
152 amends FASB 66 and 67 to reference the accounting and reporting guidance for real estate time-sharing transactions provided for in AICPA Statement of
Position 04-2. The Company has adopted the provisions of SFAS No. 152 which are effective for financial statements for fiscal years beginning after June 15,
2005. The adoption did not have a material effect on the results of operations of the Company.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs (An Amendment of ARB No. 43, Chapter 4)". SFAS 151 amends and clarifies financial accounting and reporting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Company has adopted the provisions of
SFAS No. 151 which are effective in general for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

                                                 Cost
                                               --------

    Vehicles                                   $ 22,573
    Computers                                     2,760
    Other                                           417
                                               --------
                                                 25,750
    Less accumulated depreciation                (2,017)
                                               --------
    Total                                      $ 23,733
                                               ========

NOTE 3. LEASE COMMITMENT

The Company rents kitchen space under a noncancellable lease which expired in
December, 2005 but has been orally continued on a month-to-month basis under the same terms. The required monthly payment is approximately $570, with possible additional rent expense depending on time used. The Company incurred rent expense under this lease for the five months ended September 30, 2005 of $4,141.
The Company also recorded rent expense of $250 per month for the use of office space donated to the Company by an officer. Total rent expense under this arrangement was $1,250.
                                       F-9

                         KURRANT FOOD ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items.
Loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

The Company accounts for income taxes pursuant to SFAS 109. The components of the Company's deferred tax assets and liabilities are as follows:

                                                          September 30,
                                                               2005
                                                           -----------

      Deferred tax liability                               $      --
      Deferred tax asset arising from:
               Net operating loss carryforwards                  5,858
                                                           -----------
                                                                 5,858
      Valuation allowance                                       (5,858)
                                                           -----------

      Net Deferred Taxes                                   $      --
                                                           ===========

Income taxes at Federal and state statutory rates are reconciled to the
Company's actual income taxes as follows:

                                                          September 30,
                                                               2005
                                                           -----------

      Tax at federal statutory rate (15%)                  $    (4,589)
      State income tax (5%)                                     (1,530)
      Book to tax differences                                      261
      Change in valuation allowance                              5,858
                                                           -----------

                                                           $      --
                                                           ===========

NOTE 5.  CAPITAL CONTRIBUTIONS

Company principals contributed $3,975 in cash and $6,010 in non-cash assets to the Company at inception, plus $1,250 in donated office space since inception, totaling $11,235. The $6,010 in non-cash assets consisted of fixed assets, and were recorded by the Company at the historical cost basis of the contributors.

NOTE 6.  STOCK OFFERING

The Company is currently planning to sell up to 800,000 shares of its common stock on a best efforts basis for $0.25 per share, or $200,000, under a Form
SB-2offering. The costs of this offering through September 30, 2005 amounted to
$10,000. This amount will reduce the offering proceeds if the offering is successful, or will be deducted as part of operations if the offering is unsuccessful.

                                      F-10

                                     Annex A

                   Form of Common Stock Subscription Agreement

Kurrant Food Enterprises, Inc.
3029 S. Cherry Way
Denver, Colorado  80222

Gentlemen:

This subscription agreement relates to the offer made Kurrant Food Enterprises,
Inc., a Colorado corporation (the "Company"), to sell between $100,000 (the
"Minimum Offering") and $200,000 (the "Maximum Offering") in shares of Company common stock (the "Shares"), pursuant to a prospectus filed with the SEC under and as same may be amended or supplemented from time to time (the "Prospectus').
The undersigned has received a copy of the Prospectus and wishes to purchase
Shares on the terms, and subject to the conditions, set forth below and in the
Prospectus.

1. Subscription.

     1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company
(i) an executed copy of this Agreement, (ii) an executed copy of the Investor
Suitability Questionnaire, and. (iii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price") payable to "Community Banks of Colorado,
Escrow Agent, for Kurrant Food Enterprises, Inc., as Escrow agent", as follows:

           [Escrow Agent]
           [Bank]
           [ABA Routing No.]
           [Account No.]
           [Reference]

     1.2 The Purchase Price and the executed Agreement will be held, for the benefit of the undersigned until accepted by the Company pursuant to Section 2 below. If the Agreement is not accepted in accordance with Section 2 of this
Agreement (the "Termination Date"), then, the Purchase Price will be promptly returned to the undersigned.

     1.3 After a determination has been made, based upon the undersigned's representations herein and the Investor Suitability Questionnaire, that the undersigned is a suitable purchaser of the Shares and the conditions set forth in Section 2 are met, the Company will accept this Agreement and the Escrow
Agent will deliver the Purchase Price to the Company. Following delivery of the
Purchase Price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes.

     2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever. The shares will be offered at a price of $0.25 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90) day extension.

     3. Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

                                       A-l

     3.1 The undersigned has received the Prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

     3.2 The undersigned is an "accredited investor" as that term is defined in
Rule 501 of Regulation D under the Securities Act of 1933 (the `Securities
Act"), meaning that the undersigned has either (i) an individual net worth or joint net worth with the undersigned's spouse in excess of$l,000.000, or(ii) an individual annual income in excess of $200,000 in each of the two most recent years or a joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level (ii) the current year, or (iii) if a corporation. trust or partnership net formed for the specific purpose of the investment in the Shares, total assets in excess of $7,000.000. All statements made by the undersigned in the Investor Suitability Questionnaire are true, complete and correct.

     3.3 Immediately prior to the undersigned's execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters:
(including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

     3.4 The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

     3.5 The undersigned, if not an individual investor, is empowered and duly authorized to enter into this Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

     3.6 The type of ownership in which the undersigned is applying to purchase
Shares is as follows: (Check One)

______  INDIVIDUAL OWNERSHIP (One signature required)

______  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

______  TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

______  CORPORATION (Please include Certified Corporate Resolution authorizing signature)

______  PARTNERSHIP (Please include a copy of the Statement of Partnership or
        Partnership Agreement authorizing signature)

_____   COMMUNITY PROPERTY (Two signatures required)

_____   TENANTS-IN-COMMON (Both parties must sign)

     4. Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

                                      A-2

5. Miscellaneous.

     5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

     5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to principles of conflicts of laws.

     5.3 In the event that any dispute where to arise in connection with this
Agreement or with the undersigned's investment in the Company, except as it may apply to the federal securities laws, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

     5.4 Entire Agreement; Amendment. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

     5.5 Attorneys' Fees. If any action at law and in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party maybe entitled.

     5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       A-3

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _______ day of ________________________________, 2006.

                               Signature(s) ____________________________________

                                            ------------------------------------

                                            ------------------------------------

                                            Name(s) of Subscriber(s)

Address

-------------------------------------------

-------------------------------------------

-------------------------------------------

Social Security or Tax I.D. No.

-------------------------------------------

Purchaser Representative (if any)

-------------------------------------------

Name and Address

-------------------------------------------

-------------------------------------------

-------------------------------------------

                                   ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to Shares.

Dated:
       ---------------------------

                             Kurrant Food Enterprises, Inc.

                             By
                                 -----------------------------------------------
                                      Authorized Officer

                                       A-4

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus.
Any information or representation not contained in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the
Company since the date hereof.

                         KURRANT FOOD ENTERPRISES, INC.

                         400,000 shares of common stock
                               (Minimum Offering)

                         800,000 shares of common stock
                               (Maximum Offering)

                                 $0.25 Per Share

                                February 10, 2006

                             _______________________

                                   PROSPECTUS
                             _______________________

                Page No.
                                     --------

DILUTION OF THE PRICE YOU PAY FOR

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS ..........10
EXECUTIVE COMPENSATION .................11
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS. ............................16
DESCRIPTION OF PROPERTY. ...............18
CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS. ..............18
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS. ...................19
SUBSCRIPTION AGREEMENT AND